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                                                                    EXHIBIT 23.3

[NSAI LOGO]

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the filing of this Consent as an exhibit to the Registration Statement on Form S-3 of Energy Partners, Ltd. to be filed with the Securities and Exchange Commission on or about March 13, 2003. We also consent to the use of our name there in and the inclusion of or reference to our reports effective January 1, 2001, January 1, 2002, and January 1, 2003 in the Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus.


                                   NETHERLAND, SEWELL & ASSOCIATES, INC.


                                   By: /s/ FREDERIC D. SEWELL
                                       -----------------------------------------
                                       Frederic D. Sewell
                                       Chairman and Chief Executive Officer


Dallas, Texas
March 10, 2003